EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT

          AGREEMENT, made  April 30,  1997 by and  between L-3  Communications

Holdings,  Inc., a  Delaware corporation  (the "Company")  and Frank  C. Lanza

(the "Executive").


                                   RECITALS


          In  order to induce  Executive to  serve as  the Chairman  and Chief

Executive Officer  of the Company,  the Company desires  to provide  Executive with compensation and other benefits  on the terms and conditions set forth in this Agreement.

          Executive  is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth.

          It is  therefore  hereby  agreed  by  and  between  the  parties  as follows:

          1.  Employment.

          1.1   Subject to  the terms and  conditions of  this Agreement,  the

Company  agrees to employ Executive during the Term hereof as its Chairman and

Chief Executive Officer.  In  his capacity as the Chairman and Chief Executive

Officer of  the Company, Executive shall  report to the Board  of Directors of

the   Company   (the   "Board")  and   shall   have   the  customary   powers,

responsibilities and authorities  of chairmen and chief  executive officers of corporations of the size,  type and nature of  the Company, as it  exists from time to time, and as are assigned by the Board.

          1.2   Subject  to  the  terms  and  conditions  of  this  Agreement,

Executive hereby  accepts  employment  as  the Chairman  and  Chief  Executive

Officer of the  Company commencing  as of the  date hereof (the  "Commencement

Date")  and  agrees to  devote  his  full business  time  and  efforts to  the
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performance of services, duties  and responsibilities in connection therewith,

subject at all times to review  and control of the Board.  In addition, during the Initial  Term and  any Renewal  Term, (i) the  Company agrees  to nominate

Executive for election  to the  Board and use  its best  efforts to cause  his election  to the  Board and  Executive agrees  to  serve on  the Board  of the

Company and  (ii) during  the Term  of Employment,  Executive also  agrees  to serve,  if elected,  as an officer  and/or director  of any  Subsidiary of the

Company,  without the payment  of any additional compensation  therefor.  Upon the  termination of  Executive's employment  for any  reason,  Executive shall resign  as a  member of  the Board  of the  Company or  any Subsidiary  of the

Company.

          1.3    Nothing  in  this  Agreement  shall  preclude Executive  from

engaging  in   charitable  work  and  community  affairs,  from  managing  any investment made by him  with respect to which  Executive is not  substantially involved with  the management or  operation of the  entity in  which Executive has  invested  (provided that  no  such investment  in publicly  traded equity securities  or  other property  may exceed  5%  of the  equity of  any entity,

without  the prior  approval of  the Board)  or from  serving, subject  to the prior  approval of  the Board,  as a  member of  boards of  directors or  as a trustee of  any other corporation, association  or entity, to the  extent that any of the above activities  do not materially interfere with the  performance

of  his  duties  hereunder.   For  purposes  of  the  preceding  sentence, any

approval by the Board required therein shall not be unreasonably withheld.

          2.   Term of Employment.  Executive's  term of employment under this

Agreement (the "Term  of Employment") shall commence on the  Commencement Date and, subject to  the terms hereof, shall  terminate on the earlier  of (i) the fifth  anniversary of  the  Commencement Date  (the  "Initial Term")  or  (ii)

termination   of   Executive's  employment   pursuant   to   this   Agreement.

Notwithstanding  the foregoing,  subsequent to  the Initial  Term, Executive's
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Term  of Employment  under this Agreement  shall automatically  renew annually for one  year renewal  terms (the  "Renewal Term")  unless either party  shall deliver to the other written notice, at least 90 days  prior to the expiration of the Initial  Term or any  Renewal Term, that  the Term of  Employment shall not be extended.  In such event,  the Term of Employment will end at its  then scheduled expiration date and shall not be further  extended except by written agreement of the Company and Executive.

          3.  Compensation.

          3.1   Salary.   During  the Initial  Term of  Executive's employment

under  the terms  of this Agreement,  the Company  shall pay  Executive a base

salary ("Base Salary") at an initial rate of $750,000 per annum.   Base Salary

shall be  payable in  accordance with the  ordinary payroll  practices of  the

Company.   During  the Term  of Employment,  the Board  shall, in  good faith,

review, at least annually, the Executive's Base  Salary in accordance with the

Company's  customary procedures and practices regarding the salaries of senior executives and  may, if  determined by the  Board to be  appropriate, increase

Executive's Base  Salary following  such review.   Increases  in the  rate  of

salary,  once  granted,  shall  not  be  subject  to  revocation  or  decrease thereafter,  and "Base Salary" for all purposes herein shall be deemed to be a reference to such higher amount.

          4.   Employee Benefits.

          4.1   Equity and Stock  Options.  Simultaneously  with the execution

of  this  Agreement,   the  Company  and  Executive  are  entering   into  the

Subscription Agreement,  the Option Agreement and  the Stockholders' Agreement

in  the  forms  attached hereto  as Exhibits  A,  B and  C,  respectively (the

"Ancillary Documents").  Executive shall not be eligible to receive any  stock option or  other equity  incentive other  than as set  forth in  the Ancillary

Documents.
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          4.2   Employee Benefit Programs,  Plans and Practices.   The Company

shall  provide Executive  while employed  hereunder with  coverage  under such employee benefits (commensurate with  his position in the  Company and to  the extent  permitted  under any  employee  benefit plan)  in accordance  with the terms thereof, which the Company makes available to its senior executives.

          4.3  Vacation.  Executive shall be entitled to  twenty (20) business days  paid vacation each calendar year, which shall  be taken at such times as

are  consistent with  Executive's  responsibilities hereunder.    Any vacation

days not  taken during  the calendar  year in  which they  are accrued  may be carried over into the next subsequent year.

          5.   Expenses.    Subject  to  prevailing  Company  policy  or  such

guidelines as  may be  established by the  Board, the  Company will  reimburse

Executive  for all reasonable  expenses incurred by Executive  in carrying out his duties.

          6.  Termination of Employment.

          6.1   Termination Not  for  Cause or  for Good  Reason.   (a)    The

Company or Executive may terminate Executive's Term of  Employment at any time

for any reason by  written notice at  least thirty (30) days  in advance.   If

Executive's employment is  terminated (i) by the Company  other than for Cause

(as  defined in Section 6.2(b) hereof), Disability  (as defined in Section 6.3 hereof) or death or (ii)  by Executive for Good Reason (as  defined in Section

6.1(b) hereof)  prior to the end of the Initial Term  or any Renewal Term, the

Company shall continue to pay  Executive's Base Salary through the end  of the

Initial Term or the Renewal  Term (the "Continuation Period"), as the case may be, with  such payments to  be made  in accordance with  the terms  of Section

3.1. (the "Severance  Payments").  In addition, the Company  shall continue to provide Executive during the  Continuation Period with life insurance, medical and  hospitalization  benefits  (collectively,  the  "Continuation  Benefits")

comparable to  those provided to  other senior executives;  provided, however,
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that  any  such  coverage shall  terminate  to the  extent  that  Executive is offered  or  obtains comparable  life  insurance,  medical or  hospitalization benefits  coverage  from any  other employer  during the  Continuation Period.

Notwithstanding the  foregoing, if Executive breaches any provision of Section

11  hereof,  the   remaining  balance  of  the  Severance  Payments   and  any

Continuation  Benefits shall  be forfeited.   Executive  shall be  entitled to

receive  the benefits, if  any, provided under the  employee benefit programs,

plans  and practices  referred to  in Section  4.2,  in accordance  with their terms.

          (b)  For purposes of  this Agreement, "Good  Reason" shall mean  any of the following (without Executive's express prior written consent):

          (i) A reduction by the Company in Executive's Base Salary (in which event Severance Payments shall be made based upon Executive's Base Salary in effect prior to any such reduction); or

         (ii)  Any  material   diminution  or  material   adverse  change   in
     Executive's  titles,   duties  or  responsibilities,  unless   due  to  a
     promotion or increased responsibility of Executive.

          (c)  Termination  by  Executive for  Good  Reason shall  be  made by delivery to  the Company by  Executive of  written notice, given  at least  45 days  prior to  such  termination, which  sets forth  the conduct  believed to constitute Good  Reason; provided, however,  that the Company  shall have  the opportunity to cure  the Good Reason during the  first 30 days of  such notice period and if the Good  Reason is cured within such 30-day period, Executive's

notice of  termination  shall be  deemed withdrawn.   If  no  notice is  given

within 90 days of the event  giving rise to Good Reason, the Good Reason shall be deemed waived.

          6.2  Voluntary Termination  by Executive; Discharge for Cause.   (a)

In  the event that Executive's employment is terminated (i) by the Company for

Cause,  as hereinafter  defined  or  (ii) by  Executive  other  than for  Good

Reason, Disability or death, Executive shall  only be entitled to receive  (A)

any  Base Salary  accrued but  unpaid prior  to such  termination and  (B) any
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benefits  provided under  the employee benefit  programs, plans  and practices referred to in Section 4.2 hereof, in accordance with their terms.  After  the termination of Executive's employment under this Section  6.2, the obligations of  the Company under this Agreement to  make any further payments, or provide any  benefits  specified  herein,  to  Executive  shall  thereupon  cease  and terminate.

          (b)  As used herein,  the term "Cause" shall be limited to (i) gross neglect of  or willful and  continuing refusal by  Executive to  substantially perform Executive's duties  hereunder (other than due to death  or Disability,

as such  term is  defined  in Section  6.3  hereof), (ii)  any breach  of  the provisions  of  Section 11  of  this Agreement  by Executive,  (iii) willfully engaging  in  conduct that  is demonstrably  injurious to  the Company  or the

Company's  subsidiaries or affiliates  by Executive or (iv)  conviction of, or plea of nolo contendere, by Executive  to (a) any felony or (b) a  misdemeanor involving  moral turpitude.  Termination of Executive pursuant to this Section

6.2 shall be made by delivery to  Executive of written notice, given at  least

30 days prior to such Termination,  from the Board specifying the  particulars of the  conduct by  Executive set  forth in  any of  clauses (i) through  (iv)

above.   Termination shall be  effected by a  majority vote of the  Board at a meeting  at  which Executive  shall  have  had  the  opportunity  (along  with counsel)  to be  heard  unless within  30  days after  receiving such  notice,

Executive shall have cured Cause to  the reasonable satisfaction of the Board;

provided,  however, that no cure shall be possible if termination for Cause is made pursuant to this Section 6.2(b)(ii) or (iv).  As long as Executive is  on the Board,  he shall reasonably cooperate  to cause a  valid Board meeting  to occur.

          6.3  Disability.  In the  event of the Disability (as defined below)

of  Executive  during the  Term  of  Employment,  the  Company  may  terminate

Executive's  Term  of   Employment  upon  written  notice   to  Executive  (or
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Executive's personal  representative, if  applicable) effective upon  the date

of  receipt thereof (the  "Disability Commencement Date").   The obligation of

the Company to make  any further payments under  this Agreement shall,  except for earned  but unpaid Base  Salary, cease as  of the  Disability Commencement

Date;  provided, however, that  Executive shall  continue to  receive payments equal to Executive's Base Salary otherwise payable under  this Agreement for a period equal to the  lesser of (i) six months after the date of the occurrence of  the incapacity  causing  Executive's Disability  and  (ii) the  number  of months otherwise remaining in the Term of Employment, in  either case, reduced by the  amount of any disability payments otherwise payable to Executive under any  insurance program of the Company.  The term "Disability," for purposes of this Agreement, shall mean Executive's absence from  the full-time performance

of  Executive's   duties  pursuant  to  a  reasonable  determination  made  in accordance with the Company's disability plan that  Executive is disabled as a result  of incapacity  due to  physical or  mental illness  that lasts,  or is reasonably expected to last, for at least six months.

          6.4  Death.   In the event of  Executive's death during his  Term of

Employment  hereunder or at any time thereafter while payments are still owing to  Executive under  the  terms  of this  Agreement,  all  obligations of  the

Company  to make any  further payments,  other than the obligation  to pay any accrued  but unpaid  Base Salary  or remaining  payments that were  payable to

Executive by reason  of his  termination of  employment under  Section 6.1  to which Executive  was entitled at the  time of his death,  shall terminate upon

Executive's  death, and benefits shall become payable under the Company's life

and  accidental  death  insurance  program   in  accordance  with  its  terms.

Benefits  under all other employee benefit programs, plans and practices shall be paid in accordance with their terms.

          6.5  No Further  Notice or Compensation.  Executive  understands and agrees  that he shall  not be  entitled to any further  notice or compensation
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upon  Termination  of Employment  under  this  Agreement, other  than  amounts specified  in this Section 6 and the Ancillary Documents.  Executive shall not have  any obligation to seek comparable  employment following such termination or resignation,  nor  shall  any  compensation received  from  any  subsequent employment reduce the Company's obligations hereunder.

          6.6   Executive's Duty to  Provide Materials.   Upon the termination

of the  Term  of Employment  for any  reason, Executive  or  his estate  shall surrender  to  the  Company  all correspondence,  letters,  files,  contracts,

mailing  lists,  customer  lists,  advertising materials,  ledgers,  supplies,

equipment, checks,  and all other materials  and records of any  kind that are the  property of the  Company or  any of its subsidiaries  or affiliates, that may be in  Executive's possession or under  his control, including all  copies of any of the  foregoing; provided, however,  Executive shall not be  required to surrender  his  personal  rolodex, telephone  book,  appointment  book  and personal materials acquired by Executive prior to the date hereof.

          7.   Notices.   All notices or  communications hereunder shall be in

writing, addressed as follows:

          To the Company:


          with a copy to:

               Alvin H. Brown, Esq.
               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017

          To Executive:

               Frank C. Lanza
               37 Murray Hill Road
               Scarsdale, NY  10583

          with a copy to:

               Robert C. Schwenkel
               Fried, Frank, Harris, Shriver & Jacobson
               1 New York Plaza
               New York, New York  10004
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Any such notice or communication shall  be delivered by hand or by courier  or sent certified or registered  mail, return receipt requested, postage prepaid,

addressed as above (or to such other address as such party may designate in  a notice  duly delivered as  described above), and the  third business day after the  actual date  of sending  shall constitute  the time  at which  notice was given.

          8.   Separability.   If  any provision  of  this Agreement  shall be

declared  to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability  shall not  affect the  remaining provisions  hereof which shall remain in full force and effect.

          9.   Assignment.  This contract  shall be binding upon  and inure to the benefit of the heirs  and representatives of Executive and the assigns and successors  of  the Company,  but  neither this  Agreement  nor any  rights or

obligations   hereunder  shall   be   assignable  or   otherwise   subject  to

hypothecation by Executive (except by will or, in the case of the Options,  by trust for  the benefit of Executive's  spouse and/or children  or by operation of  the  laws of  intestate succession)  or  by the  Company, except  that the

Company  may  assign  this  Agreement to  any  successor  (whether by  merger,

purchase or  otherwise) to all or  substantially all of  the stock, assets  or businesses of  the Company, if such  successor expressly agrees to  assume the obligations of the Company hereunder.

          10.    Amendment.   This Agreement  may only  be amended  by written

agreement of the parties hereto.

          11.   Nondisclosure  of  Confidential Information:  Non-Competition.

(a)  While employed by the Company, and at  any time thereafter, the Executive shall not,  without the prior  written consent of  the Company,  use, divulge,

disclose  or  make   accessible  to  any  other   person,  firm,  partnership,

corporation  or other  entity any Confidential  Information pertaining  to the business of  the Company or any  of its affiliates, except  (i) while employed
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by the Company, in the business of and  for the benefit of the Company or (ii)

when  required to  do so by  applicable law, by  a court,  by any governmental agency,  or  by  any  administrative body  or  legislative  body (including  a committee thereof);  provided, however,  that Executive shall  give reasonable notice under the circumstances to  the Company that he has been  notified that he will be required to so disclose as  soon as possible after receipt of  such notice in  order to permit the  Company to take whatever  action it reasonably deems  necessary to prevent such disclosure and Executive shall cooperate with

the Company  to the  extent that  it reasonably  requests him to  do so.   For

purposes  of  this  Section   11(a),  "Confidential  Information"  shall  mean

non-public  information  concerning  the  financial  data,  strategic business plans,  product  development (or  other  proprietary  product data),  customer lists,  marketing plans  and  other non-public,  proprietary  and confidential information  of the Company,  its subsidiaries,  its affiliates  or customers,

that, in  any case, is  not otherwise available to  the public (other  than by

Executive's breach of the terms hereof).

          (b)  In  consideration  of  the  Company's  obligations  under  this

Agreement,  Executive  agrees  that   during  the  period  of  his  employment

hereunder  and for  a period  of twelve  (12)  months thereafter,  without the prior written consent of the  Board, (A) he will not, directly  or indirectly,

either   as  principal,  manager,  agent,  consultant,  officer,  stockholder,

partner,  investor, lender or employee or in  any other capacity, carry on, be engaged  in  or  have  any  financial  interest in,  any  entity  which  is in competition with  the business of the  Company or its subsidiaries  and (B) he shall  not, on his  own behalf or  on behalf  of any person,  firm or company,

directly or  indirectly, solicit or offer  employment to any person  who is or has been employed by  the Company or its  subsidiaries at any time during  the

twelve  (12)  months   immediately  preceding  such  solicitation;   provided,

however,  that   if  the  Executive's  employment   terminates  following  the
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expiration of the Initial Term, this subsection 11(b) shall only  be effective during the period, if any,  that the Company pays the Executive  the Severance

Payments.

          (c)  For purposes of this  Section 11, an entity shall  be deemed to be  in  competition with  the Company  if  it is  principally involved  in the purchase,  sale or  other dealing  in  any property  or the  rendering  of any service purchased, sold, dealt  in or rendered by the Company as a part of the business of the Company within  the same geographic area in which  the Company

effects  such sales  or dealings  or renders  such services.   Notwithstanding

this subsection 11(c)  or subsection 11(b), nothing herein shall  (i) prohibit

Executive  from serving as  an officer, employee or  independent consultant of any business unit  or subsidiary which would  not otherwise be in  competition with the Company  or its subsidiaries, but  which business unit is  a part of,

or  which subsidiary is controlled by, or under common control with, an entity that would be in competition with the Company or its subsidiaries, so long  as

Executive does  not engage in any  activity which is  in competition with  any business of the  Company or  its subsidiaries or  (ii) be  construed so as  to preclude Executive from  investing in any publicly or privately  held company,

provided  Executive's  beneficial  ownership of  any class  of  such company's securities does not exceed 5% of the outstanding securities of such class.

          (d)  Executive  agrees  that   this  covenant  not  to   compete  is

reasonable under the circumstances and will  not interfere with his ability to

earn a living or to  otherwise meet his financial obligations.   Executive and

the  Company  agree  that  if  in  the  opinion  of  any  court  of  competent jurisdiction  such  restraint is  not  reasonable in  any respect,  such court shall have the right, power  and authority to excise or modify  such provision or provisions  of this covenant  as to the  court shall  appear not reasonable and to enforce the remainder of the covenant as so amended.  Executive  agrees that  any  breach  of  the  covenants  contained  in  this  Section  11  would
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irreparably  injure the Company.   Accordingly, Executive agrees  that, in the

event  the  Company  determines  that  Executive has  breached  the  covenants contained in  this Section 11,  the Company may,  in addition  to pursuing any other remedies it  may have  in law or  in equity,  cease making any  payments otherwise  required  by  this  Agreement  and  obtain  an  injunction  against

Executive from any  court having jurisdiction over the matter  restraining any further violation of this Agreement by Executive.

          12.   Beneficiaries;  References.   Executive  shall be  entitled to

select (and  change,  to the  extent permitted  under  any applicable  law)  a beneficiary or beneficiaries  to receive any  compensation or benefit  payable hereunder  following  Executive's death,  and  may  change  such election,  in either  case by giving the  Company written notice  thereof.  In  the event of

Executive's  death or a judicial  determination of his incompetence, reference in this Agreement to  Executive shall be deemed,  where appropriate, to  refer

to  his beneficiary, estate  or other legal representative.   Any reference to

the masculine gender  in this Agreement shall include, where  appropriate, the feminine.

          13.  Survivorship.   The  respective rights and  obligations of  the

parties  hereunder  shall survive  any  termination of  this Agreement  to the extent  necessary to the intended preservation of such rights and obligations.

The provisions  of  this  Section  13  are in  addition  to  the  survivorship provisions of any other section of this Agreement.

          14.  Dispute  Resolution; Legal  Fees.  Any  dispute or  controversy arising under  or in connection with  this Agreement shall be  resolved by the

court  with  the  appropriate jurisdiction  in the  State  of New  York.   The

prevailing party shall  be entitled to be reimbursed for  any reasonable legal fees  and  other  fees and  expenses  which  may  be  incurred  in respect  of enforcing its respective rights under this Agreement.
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          15.   Governing Law.  This Agreement shall be construed, interpreted and governed  in accordance with  the laws of the  State of New  York, without reference to rules relating to conflicts of law.

          16.  Effect on  Prior Agreements.  This Agreement  and the Ancillary

Documents  contain the  entire understanding  between the  parties hereto  and supersedes  in all  respects any  prior or  other agreement  or understanding,

both written  and oral, between the  Company, any affiliate of  the Company or any predecessor of the Company or affiliate of the Company and Executive.

          17.  Withholding.   The Company  shall be entitled to  withhold from

payment any amount of withholding required by law.

          18.  Survival.   Notwithstanding the expiration of the term  of this

Agreement, the provisions  of Section 11 hereunder  shall remain in effect  as long as is reasonably necessary to give effect thereto  in accordance with the terms hereof.

          19.   Counterparts.  This Agreement  may be executed in  two or more counterparts, each of which will be deemed an original.

                            L-3 Communications Holdings, Inc.

                            By /s/ Michael T. Strianese
                               Name:  Michael T. Strianese
                               Title:  Vice President, Finance and Controller


                              /s/ Frank C. Lanza